                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                                INCONTROL, INC.

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
    CITY TIME, ON MONDAY, SEPTEMBER 14, 1998, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

  This Notice of Guaranteed Delivery or a notice substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the common stock, $.01 par value (the "Shares"), of InControl, Inc., a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach First Chicago Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

        By Mail:            By Overnight Delivery:            By Hand:

   First Chicago Trust        First Chicago Trust        First Chicago Trust
         Company                    Company                    Company
       of New York                of New York                of New York
   Tenders & Exchanges        Tenders & Exchanges        Tenders & Exchanges
       Suite 4660           c/o Securities Transfer          Suite 4680
      P.O. Box 2569         and Reporting Services       14 Wall Street, 8th
 Jersey City, NJ 07303-              Inc.                       Floor
          2569             One Exchange Plaza--Third     New York, NY 10005
                                     Floor
                              New York, NY 10006

                         If By Facsimile Transmission:
                       (For Eligible Institutions Only)
                                (201) 222-4720
                                      or
                                (201) 222-4721

                  Confirmation of Facsimile Transmission Only
                                (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

  The undersigned hereby tenders to Pegasus Acquisitions Corp., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of Guidant Corporation, an Indiana corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 17, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

------------------------------------       -----------------------------------

 Number of Shares: _________________       Names(s) of Record Holder(s): _____

 Certificate Nos. (if available): __       ___________________________________

 ___________________________________       ___________________________________
                                                 (Please Type or Print)

 [_]Check this box if Shares will be       Address(es): ______________________
    tendered by book-entry transfer
    through The Depository Trust           ___________________________________
    Company.                                           (Zip Code)

                                           Area Code and Tel. No.: ___________
 Account Number: ___________________
                                           Signature(s): _____________________
 Transaction Code Number: __________
                                           ___________________________________
 Date: _______________________, 1998
                                           Date: _______________________, 1998
------------------------------------       -----------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

------------------------------------       -----------------------------------

 Name of Firm: _____________________       ___________________________________
                                                 (Authorized Signature)
 Address: __________________________
                                           Name: _____________________________
 ___________________________________             (Please Type or Print)
             (Zip Code)
                                           Title: ____________________________
 Area Code and Tel. No.: ___________
                                           Date: _____________________________
------------------------------------       -----------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD ONLY BE SENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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